UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of Puma Biotechnology, Inc. (the “Company”) was held at 1:00 p.m. Pacific Daylight Time on June 11, 2013, at the Luxe Sunset Boulevard Hotel in Los Angeles, California.

(b) At the 2013 Annual Meeting, the stockholders of the Company:

Proposal 1:	Elected the three nominated directors identified below, each to serve and to hold office for a one-year term until the close of the Company’s next annual meeting of stockholders in 2014, or until a successor has been duly elected and qualified or until their earlier resignation or removal.

Nominee	For	Against	Abstain	Broker Non-Votes
Alan H. Auerbach	23,583,665	171,435	0	990,457
Thomas R. Malley	23,611,317	143,783	0	990,457
Jay M. Moyes	23,577,077	178,023	0	990,457

Proposal 2:	Ratified the selection of PKF Certified Public Accountants, a Professional Corporation, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
24,596,615	148,942	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: June 12, 2013	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer